Exhibit 10.28

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement (the “Amendment”) is entered into as of the 30th day of March, 2011, by and between WisdomTree Investments, Inc., a Delaware corporation (the “Company”), and Luciano Siracusano (the “Employee”).

WHEREAS, the Company and Employee have entered into a Stock Option Agreement dated as of January 26, 2009 (“Stock Option Agreement”) pursuant to which the Employee accepted a grant of an option (“Option”) to purchase 200,000 shares of common stock of the Company that vest and become exercisable in four annual installments of 25% each as reflected in the Stock Option Agreement; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized the acceleration of the vesting of the options in the event of a change in control of the Company;

NOW, THEREFORE, IT IS AGREED:

1.	Amendment to Section 4 of the Stock Option Agreement. The text of Section 4 of the Stock Option Agreement is hereby amended by adding the following text at the end thereof:

“Notwithstanding the forgoing vesting provisions of this Section 4, in the event of a “change of control” (as defined below) while the Employee is employed by WTAM, the vesting of this Option shall accelerate and all the Option Shares shall be purchasable by Employee simultaneous with such change of control. For the purposes of this Agreement, a change of control shall mean (i) the acquisition by any “person” (as defined in Section 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than a stockholder of the Company that, as of the close of business on January 26, 2009, is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the outstanding voting securities of the Company, of more than 50% of the combined voting power of the then outstanding voting securities of the Company or (ii) the sale by the Company of all, or substantially all, of the assets of the Company to one or more purchasers, in one or a series of related transactions, where the transaction or transactions require approval pursuant to Delaware law by the stockholders of the Company.”

2.	Full Force and Effect. Except as expressly amended by this Amendment, each of the other terms and provisions of the Stock Option Agreements shall continue in full force and effect.

WISDOMTREE INVESTMENTS, INC.

By:	/s/ Jonathan L. Steinberg	/s/ Luciano Siracusano
	Jonathan L. Steinberg, Chief Executive Officer	Luciano Siracusano

WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Jonathan L. Steinberg
Jonathan L. Steinberg, Chief Executive Officer

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